UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                    FORM 8-K


                             CURRENT REPORT Pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


         Date of report (Date of earliest event reported): June 27, 2005

                              BellSouth Corporation
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             (Exact Name of Registrant as Specified in Its Charter)

                                     Georgia
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                 (State or Other Jurisdiction of Incorporation)

                  1-8607                                 58-1533433
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         (Commission File Number)            (IRS Employer Identification No.)


 Room 15G03, 1155 Peachtree Street, N. E., Atlanta, Georgia         30309-3610
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     (Address of Principal Executive Offices)                        (Zip Code)

                                 (404) 249-2000
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              (Registrant's Telephone Number, Including Area Code)


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          (Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 1.01.  Entry Into a Material Definitive Agreement

Revolving Credit Agreement with Cingular

         Effective June 28, 2005, Cingular Wireless LLC and its two parent companies, BellSouth Corporation and SBC Communications Inc., amended their revolving credit agreement dated as of August 1, 2004 (the "Agreement") to extend the termination date of the Agreement to July 31, 2007. All other terms of the Agreement remain substantially identical.

         A copy of the Amended and Restated Revolving Credit Agreement is attached hereto as Exhibit 10fff. The foregoing description of the agreement does not purport to be complete and is qualified in its entirety by reference to the attached copy of the agreement.

Form of Change in Control Agreements

         On June 29, 2005, the Executive Nominating and Compensation Committee of the Board of Directors approved a new form of Change in Control Agreement, which will be executed by certain of the Company's senior officers, including each of its executive officers. These agreements will become effective upon execution by covered executives and will replace current agreements otherwise scheduled to expire on January 1, 2006. The form of agreement provides for specified payments and enhanced benefits in the event of involuntary termination of employment incident to a change in control of the Company. In such event, each covered officer would receive payment of an amount equal to two to three times his or her annual base pay plus two to three times his or her standard annual bonus (the actual multiple depends on the position of the officer), plus an immediate cash-out of his or her bonus for the year of termination (equal to the greater of the full standard bonus for such year or such bonus based on actual performance results through the date of termination). All benefits of each covered officer under nonqualified deferred compensation plans, supplemental retirement plans, and similar arrangements would in such event be immediately vested and nonforfeitable. The form of agreement also provides for certain "gross up" payments to compensate the covered officers for any excise taxes incurred in connection with these benefits, and reimbursement for certain outplacement services.
         A covered officer will be entitled to the benefits under these change in control severance agreements if, within two years after the occurrence of a change in control, his or her employment is terminated by the Company (other than for cause) or by the executive for good reason. A "change in control" is defined for purposes of these agreements as: (1) the acquisition by a party or certain related parties of 25% or more of the Company's voting securities; (2) a turnover in a majority of the Board of Directors in any period of two consecutive years; (3) certain mergers, consolidations or similar transaction after which the Company's shareholders hold less than 60% of the voting securities of the surviving entity; (4) the sale or disposition of substantially all of the assets of the Company and its subsidiaries; or (5) the liquidation or dissolution of the Company.
         Should any of the covered officers become entitled to the benefits described in both his or her change in control severance agreement as well as any other severance-related agreement to which such officer is a party, non-duplication provisions will prevent such officer from becoming entitled to benefits under both.

         The new form of Change in Control Agreement modifies the terms of the current agreement in several respects, including principally: (a) updating and narrowing of the definition of events constituting a change in control potentially giving rise to entitlements under the Agreements; (b) eliminating the provision that vests stock options automatically upon consummation of a change in control transaction; (c) narrowing the executive positions entitled to the highest severance multiple (while grandfathering incumbents); and (d) revising the excise tax gross-up provision to provide for limited curtailment of change in control severance entitlements and benefits in circumstances in which the excise tax (and resulting gross-up) can be avoided by modest reductions in payments to the executive.
         A copy of the new form of Change in Control Agreement approved by the Committee is attached hereto as Exhibit 10ggg. The foregoing description of the agreement does not purport to be complete and is qualified in its entirety by reference to the attached copy of the agreement.

Change in Executive Officer's Annual Base Salary

         See the disclosure contained under Item 5.02 below.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

         On June 27, 2005, BellSouth's Board of Directors elected Mr. Mark L. Feidler as BellSouth's President and also elected him to the Board of Directors of BellSouth Corporation, in each case effective July 1, 2005. Mr. Feidler has not been appointed to any committees of the Board of Directors. In connection with these actions, the Board of Directors increased Mr. Feidler's annual base salary to $825,000. Mr. F. Duane Ackerman will continue serving as Chairman and Chief Executive Officer and he will no longer carry the President's title.

         Mr. Feidler, age 49, has served as Chief Operating Officer since January 1, 2005. Mr. Feidler served as BellSouth's Chief Staff Officer from January 1, 2004 to December 31, 2004. From June 2000 to December 31, 2003, Mr. Feidler was Chief Operating Officer of Cingular Wireless LLC, the Company's 40% owned joint venture with SBC Communications Inc. Prior to joining Cingular, Mr. Feidler had led BellSouth's wireless operations for approximately four years.

         Mr. Feidler's employment agreement with the Company, which was dated February 24, 2004, was filed as Exhibit 10kk to BellSouth's Annual Report on Form 10-K for the year ended December 31, 2003. The agreement was not modified in connection with his new roles.

Item 9.01. Financial Statements and Exhibits

 (c) Exhibits

Exhibit No.

10fff    Amended and Restated Revolving Credit Agreement by and among BellSouth
Corporation, SBC Communications Inc. and Cingular Wireless LLC, dated as of June 28, 2005

10ggg    Form of BellSouth Change in Control Executive Severance Agreements

                                    SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.




BELLSOUTH CORPORATION


By:   /s/ Pat Shannon
      Pat Shannon
      Senior Vice President - Finance and Controller
      July 1, 2005